UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 28, 2008

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (704) 366-7000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 28, 2008, Nucor Corporation (“Nucor”) entered into an underwriting agreement with Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (together, the “Underwriters”) for the sale of $250 million aggregate principal amount of Nucor’s 5.00% Senior Notes due 2013 (“Notes due 2013”), $500 million aggregate principal amount of Nucor’s Senior Notes due 2018 (“Notes due 2018”) and $250 million aggregate principal amount of Nucor’s Senior Notes due 2037 (“Notes due 2037” and, together with the Notes due 2013 and the Notes due 2018, the “Notes”) in a registered offering. The Notes due 2037 are a further issuance of Nucor’s 6.40% notes due 2037, which notes were issued on December 3, 2007. Nucor sold the Notes to the Underwriters on June 2, 2008, and Nucor received net proceeds, after expenses, of approximately $981.578 million.

The Notes are governed by the terms of an Indenture, dated as of January 12, 1999, between Nucor and The Bank of New York, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture dated as of December 3, 2007 between Nucor and the Trustee (the “Third Supplemental Indenture”), in the case of the Notes due 2037, and the Fourth Supplemental Indenture dated as of June 2, 2008 between Nucor and the Trustee (the “Fourth Supplemental Indenture”), in the case of the Notes due 2013 and the Notes due 2018.

Interest on the Notes is payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2008. The Notes due 2013 mature on June 1, 2013, the Notes due 2018 mature on June 1, 2018 and the Notes due 2037 mature on December 1, 2037, in each case, unless earlier redeemed or repurchased by Nucor. The Notes are unsecured and unsubordinated obligations of Nucor and are not guaranteed by Nucor’s subsidiaries.

Nucor has the option to redeem all or part of the Notes at any time and from time to time at a redemption price equal to the greater of 100% of the principal amount of the Notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate applicable to the Notes being redeemed, plus, in each case, accrued and unpaid interest to the redemption date.

In addition, upon a Change of Control Triggering Event (as defined in the Third Supplemental Indenture and the Fourth Supplemental Indenture), the holders of the Notes may require Nucor to repurchase all or any part of their Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest on such Notes to the date of repurchase.

The foregoing summaries of documents described above are qualified in their entirety by reference to the actual documents, which are filed as exhibits hereto or otherwise on file with the Securities and Exchange Commission.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item and included in Item 1.01 is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1 Underwriting Agreement dated May 28, 2008 among Nucor Corporation, Banc of America Securities LLC, Citigroup Capital Markets Inc. and J.P. Morgan Securities, Inc.

4.1 Third Supplemental Indenture, dated as of December 3, 2007, between Nucor Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed December 4, 2007).

4.2 Fourth Supplemental Indenture, dated as of June 2, 2008, between Nucor Corporation and The Bank of New York, as trustee.

4.3 Form of 5.00% Notes due June 1, 2013 (included in Exhibit 4.2).

4.4 Form of 5.85% Notes due June 1, 2018 (included in Exhibit 4.2).

4.5 Form of 6.40% Notes due December 1, 2037 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

By:	/s/ Terry S. Lisenby
Terry S. Lisenby
Chief Financial Officer, Treasurer and
Executive Vice President

Dated: June 3, 2008

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INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement dated May 28, 2008 among Nucor Corporation, Banc of America Securities LLC, Citigroup Capital Markets Inc. and J.P. Morgan Securities, Inc.

4.1
Third Supplemental Indenture, dated as of December 3, 2007, between Nucor Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed December 4, 2007).

4.2	Fourth Supplemental Indenture, dated as of June 2, 2008, between Nucor Corporation and The Bank of New York, as trustee.

4.3	Form of 5.00% Notes due June 1, 2013 (included in Exhibit 4.2).

4.4	Form of 5.85% Notes due June 1, 2018 (included in Exhibit 4.2).

4.5	Form of 6.40% Notes due December 1, 2037 (included in Exhibit 4.1).

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